UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2008

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647-1765

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, the Compensation Committee of the Board of Directors of Syniverse Holdings, Inc. (the “Company”) approved salary adjustments for the following named executive officers, effective March 24, 2008:

Officer	2007 Salary	2008 Salary	Percentage Increase
Tony Holcombe, Chief Executive Officer	$500,000	$535,000	7.0%
Leigh Hennen, Chief Human Resources Officer	$185,000	$200,000	8.1%

The salary adjustments are consistent with the Company’s practice of awarding merit increases based on an individual’s performance and contribution to the Company, in addition to other factors.

For 2008, the Compensation Committee approved the following changes to the annual incentive bonus plan, resulting in (i) an increase in the maximum payout amount from 125% to 150% of the executive’s targeted bonus amount (which is generally 60% of base salary in the case of named executive officers) and (ii) for named executive officers there will no longer be a personal performance component to bonus determination. Following these changes, named executive officers’ bonus awards will be tied solely to the Company’s financial performance measured by revenue, adjusted EBITDA and free cash flow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: February 28, 2008

SYNIVERSE HOLDINGS, INC
(Registrant)

By:	/s/ Robert F. Garcia, Jr.
Name:	Robert F. Garcia, Jr.
Title:	General Counsel

SYNIVERSE TECHNOLOGIES, INC
(Registrant)

By:	/s/ Robert F. Garcia, Jr.
Name:	Robert F. Garcia, Jr.
Title:	General Counsel